UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 14, 2008 (April 8, 2008) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	1-14007 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2008, the Company and Darrin T. Coulson, chief operating officer, mutually agreed to an employment separation. Rob Lipps, formerly Vice President - International Sales, will now assume the position of Executive Vice President - Sales, effective immediately. Lipps joined Sonic Foundry in 2006 as Vice President of International Sales and recently assumed expanded responsibility for U.S. central sales. He holds 15 years of sales leadership, business development and emerging market entry expertise in the technology and manufacturing sectors, including sales and channel management at Adaytum (now Cognos, an IBM company), Esker Software and Best Power (now Eaton Corporation). He will lead the company’s global sales organization including oversight of domestic, international and channel sales.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release concerning appointment of Robert M. Lipps Executive Vice President of Sales

EXHIBIT LIST

NUMBER	DESCRIPTION

99.1	Press release concerning appointment of Robert M. Lipps Executive Vice President of Sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

April 14, 2008	By: /s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer